EXHIBIT 10
SUMMARY DESCRIPTION OF CORUS BANKSHARES COMPENSATION FOR DIRECTORS
Corus Bankshares Director Compensation
Last Approved: August 28, 2007
Fees

			Audit		Compensation		Nominating
	Full Board		Committee		Committee		Committee
	Member	Chairman	Member	Chairman	Member	Chairman	Member	Chairman
Chairman Retainer Fee		$0		$25,000		$10,000		$4,000
(per annum)

‘Regular’ Board Meetings	$9,500
(per meeting)

Normal Committee Meetings			$6,000		$5,000		$3,000
(per meeting)

‘Special’ Board/Committee Meetings	$1,750		$1,750		$1,750		$1,750
In-Person
(per hour)

‘Special’ Board/Committee Meetings	$1,500		$1,500		$1,500		$1,500
Telephonic
(per hour)